Calculation of Filing Fee Tables
S-3
HOST HOTELS & RESORTS, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.01 per share	415(a)(6)			$ 600,000,000.00			S-3	333-264313	04/15/2022	$ 66,120.00
			Total Offering Amounts:				$ 600,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 66,120.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(A)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-286435, except with respect to unsold securities that have been previously registered. (B)Host Hotels & Resorts, Inc. (the "Company") is registering shares of common stock having a proposed maximum aggregate offering price of up to $600,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the "Current Prospectus Supplement"). The Company has previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a prospectus supplement dated May 25, 2018 (the "2018 Prospectus Supplement") and an accompanying prospectus dated April 18, 2016 pursuant to a Registration Statement on Form S-3 (Registration No. 333-210809) filed on April 18, 2016 (the "2016 Registration Statement"). In connection with the filing of the 2018 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $62,250.00. No securities were offered or sold pursuant to the 2018 Prospectus Supplement. The Company subsequently filed a prospectus supplement, dated April 16, 2019 (the "2019 Prospectus Supplement") and an accompanying prospectus dated April 16, 2019 pursuant to a Registration Statement on Form S-3 (Registration No. 333-230903) (the "2019 Registration Statement") relating to the offer and sale of shares of common stock having an aggregate offering price of up to $500,000,000, all of which were unsold securities previously registered pursuant to the 2018 Prospectus Supplement and the 2016 Registration Statement. As such, no additional filing fee was paid in connection with the filing of the 2019 Prospectus Supplement. No securities were offered or sold pursuant to the 2019 Prospectus Supplement. The Company subsequently filed a prospectus supplement dated May 6, 2021 (the "2021 Prospectus Supplement") and an accompanying prospectus dated April 16, 2019, pursuant to the 2019 Registration Statement relating to the offer and sale of shares of common stock having an aggregate offering price of up to $600,000,000, of which shares having an aggregate offering price of $500,000,000 represented unsold securities previously registered pursuant to the 2019 Prospectus Supplement. In connection with the filing of the 2021 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $3,210, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the 2021 Prospectus Supplement that were not unsold securities registered pursuant to the 2019 Prospectus Supplement. The Company subsequently filed a prospectus supplement, dated May 31, 2023 (the "2023 Prospectus Supplement") and an accompanying prospectus dated April 15, 2022, pursuant to a Registration Statement on Form S-3 (Registration No. 333-264313) filed on April 15, 2022 (the "2022 Registration Statement" and the 2023 Prospectus Supplement, together with the 2018 Prospectus Supplement, the 2019 Prospectus Supplement and the 2021 Prospectus Supplement, the "Prior Prospectus Supplements") relating to the offer and sale of shares of common stock having an aggregate offering price of up to $600,000,000. In connection with the filing of the 2023 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $15,381.64, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the 2023 Prospectus Supplement that were not unsold securities registered pursuant to the 2021 Prospectus Supplement. No securities were offered or sold pursuant to the 2023 Prospectus Supplement. Accordingly, all of the shares of common stock having a proposed maximum offering price of $600,000,000 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplements. Pursuant to Rule 457(p) under the Securities Act, the entire amount of the registration fee due for the registration of securities with an aggregate offering price of $600,000,000 registered is offset by the registration fees previously paid by the registrant under the Prior Prospectus Supplements. The Company has terminated the offering that included the unsold securities under the Prior Prospectus Supplements.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Host Hotels & Resorts, Inc.	S-3	333-264313	04/15/2022		$ 66,120.00	Equity	Common Stock, $0.01 par value per share		$ 600,000,000.00
Fee Offset Sources		Host Hotels & Resorts, Inc.	S-3	333-210809		04/18/2016						$ 62,250.00
Fee Offset Sources		Host Hotels & Resorts, Inc.	S-3	333-230903		04/16/2019						$ 3,210.00
Fee Offset Sources		Host Hotels & Resorts, Inc.	S-3	333-264313		04/15/2022						$ 15,381.64
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	See Note 1B